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                                                                                                                      EXHIBIT NO. 11
COMPUTATION OF EARNINGS PER COMMON SHARE
FABRI-CENTERS OF AMERICA, INC.
(THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE DATA)

                                                                THIRTEEN WEEKS ENDED               TWENTY-SIX WEEKS ENDED
                                                            -----------------------------        -----------------------------
                                                             JULY 29,          JULY 30,           JULY 29,         JULY 30,
                                                               1995              1994               1995             1994
------------------------------------------------------------------------------------------------------------------------------
 PRIMARY EARNINGS PER SHARE:

 Net loss                                                   $    (3,334)      $    (5,199)       $    (3,056)      $    (6,455)
                                                            ===========       ===========        ===========       ===========

 Weighted average shares of common stock outstanding
    during the period                                        18,373,746        18,260,648         18,372,604        18,249,220
 Incremental shares from assumed exercise of stock
    options - primary                                           801,902           312,322            683,530           384,338
                                                            -----------       -----------        -----------       -----------

                                                             19,175,648        18,572,970         19,056,134        18,633,558
                                                            ===========       ===========        ===========       ===========

 Primary loss per common share                              $     (0.17)      $     (0.28)       $     (0.16)      $     (0.35)
                                                            ===========       ===========        ===========       ===========


 FULLY DILUTED EARNINGS PER SHARE:

 Net loss                                                   $    (3,334)      $    (5,199)       $    (3,056)      $    (6,455)
 Interest expense applicable to 6 1/4% convertible
    subordinated debentures,net of tax                              548               548              1,095             1,095
                                                            -----------       -----------        -----------       -----------

 Net loss                                                   $    (2,786)      $    (4,651)       $    (1,961)      $    (5,360)
                                                            ===========       ===========        ===========       ===========


 Weighted average shares of common stock outstanding
    during the period                                        18,373,746        18,260,648         18,372,604        18,249,220
 Incremental shares from assumed exercise of stock
    options - fully diluted                                     973,222           316,272            982,986           389,922
 Incremental shares from assumed conversion of 6 1/4%
    convertible subordinated debentures                       2,337,764         2,337,764          2,337,764         2,337,764
                                                            -----------       -----------        -----------       -----------

                                                             21,684,732        20,914,684         21,693,354        20,976,906
                                                            ===========       ===========        ===========       ===========

 Fully diluted loss per common share                        $     (0.13)      $     (0.22)       $     (0.09)      $     (0.26)
                                                            ===========       ===========        ===========       ===========


NOTE:  This calculation is submitted in accordance with Regulation S-K Item 601(b) (11) although it is contrary to paragraph 40 of
 APB Opinion No. 15, because it produces an anti-dilutive result.

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